Exhibit 3.3

FH-412434 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that CSLM Acquisition Corporation II, Ltd having by Special resolution dated 23rd day of May Two Thousand Twenty-Five changed its name, is now incorporated under name of CSLM Digital Asset Acquisition Corp III, Ltd Given under my hand and Seal at George Town in the Island of Grand Cayman this 23rd day of May Two Thousand Twenty-Five An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 228314880136 www.verify.gov.ky 23 May 2025